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                                                                    EXHIBIT 4.2



                              IMMERSION CORPORATION

                     CYBERNET REGISTRATION RIGHTS AGREEMENT


         This CYBERNET REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of March 5, 1999, by and between Immersion Corporation (the "IMMERSION") and Cybernet Systems Corporation ("Cybernet").

         WHEREAS, IMMERSION and Cybernet have entered into that certain Plan of Reorganization among IMMERSION, Immersion Acquisition Corporation ("Sub"), Cybernet and Cybernet Haptic Systems ("Cybernet Sub") dated March 4, 1999 (the "Merger Agreement") pursuant to which Sub will merge with and into Cybernet Sub with Cybernet Sub surviving as a wholly-owned subsidiary of IMMERSION (the "Merger").

         WHEREAS, as a result of the Merger, Cybernet shall receive 1,600,000 shares of Common Stock of IMMERSION.

         WHEREAS, IMMERSION and Cybernet have entered into that certain Consulting Services Agreement of even date herewith pursuant to which IMMERSION has granted Cybernet warrants to purchase 400,000 shares of Common Stock of IMMERSION (the "Warrant") in exchange for certain consulting services.

         WHEREAS, IMMERSION entered into the Information and Registration Rights Agreement with the holders of Series C and Series D Preferred Stock dated April 13, 1998 (the "Preferred Stock Rights Agreement") pursuant to which IMMERSION may grant certain "piggyback" registration rights to any other holder of IMMERSION's securities without the prior approval of a majority of the holders of Series C and Series D Preferred Stock.

         WHEREAS, in order to induce Cybernet to enter into the Merger Agreement and the Consulting Services Agreement, IMMERSION desires to provide Cybernet with the rights set forth in this Agreement with respect to shares of Common Stock of IMMERSION acquired by Cybernet pursuant to the Warrant and the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

         1. Registration Rights.

            1.1. Definitions. The following terms shall have the following respective meanings:

                 (a) The terms "Holder" or "Holders" means any person or persons to whom Registrable Securities were originally issued or qualifying transferees under Section 1.10 hereof who hold Registrable Securities.
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                 (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                 (c) The term "Registrable Securities" means (i) any and all of the shares of the Common Stock issued pursuant to the Merger Agreement or issuable upon exercise or conversion of the Warrant (collectively, the "Shares"), which have not been sold to the public, (ii) shares of Common Stock issued in respect of the stock referred to in (i) above as a result of a dividend or other distribution with respect to, in exchange for or in replacement of, all such shares of Common Stock, which have not been sold to the public.

                 (d) "Qualified IPO" shall mean the sale of stock pursuant to a registration statement under the Securities Act for an underwritten public offering (other than a registration on Form S-8, Form S-4 or comparable or successor forms) covering IMMERSION's Common Stock which results in aggregate gross proceeds (prior to underwriter's commissions and expenses) to the Corporation of more than $5,000,000.

                 (e) "SEC" shall mean the Securities and Exchange Commission.

                 (f) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            1.2. IMMERSION Registration.

                 (a) Participation in IMMERSION Registration. If IMMERSION shall determine to register any of its securities, for its own account or the account of a shareholder (other than a Holder) exercising demand registration rights (other than a registration relating to employee stock option or purchase plans, or a registration on SEC Form S-4 relating to an SEC Rule 145 transaction, or a registration on any form other than SEC Forms S-1, S-2 or S-3, or their successor forms or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) IMMERSION will:

                     (i) promptly give to each Holder written notice thereof;
and

                     (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from IMMERSION, by any Holder or Holders, except as set forth in Section 1.2((b)) below.

                 (b) Underwriting. If the registration of which IMMERSION gives notice is for a registered public offering involving an underwriting, IMMERSION shall so advise the Holders as a part of the written notice given pursuant to
Section 1.2((a))((i)). In such event the right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such



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Holder's participation in such underwriting and the inclusion of such Holder's
Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with IMMERSION and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by IMMERSION. Notwithstanding any other provision of this Section 1.2, in an initial public offering, the underwriter may limit the number of Registrable Securities and other securities of IMMERSION held by shareholders (other than Holders) having contractual rights to registration to be included in the registration and underwriting, or may exclude Registrable Securities and Additional Registrable Securities (as defined in Section 1.3) entirely from such registration and underwriting, and in any public offering following an initial public offering, the underwriter may limit the number of outstanding securities of IMMERSION held by shareholders having contractual rights to registration, including the Registrable Securities and Additional Registrable Securities (the "Aggregate Registrable Securities"), to an amount equal to 25% of the Common Stock to be included in such registration and underwriting. The IMMERSION shall so advise all holders of Registrable Securities and Additional Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of the Aggregate Registrable Securities that may be included in the registration and underwriting shall be allocated among holders requesting registration in proportion, as nearly as practicable, to the respective amounts of the Aggregate Registrable Securities held by each of such holders as of the date of the notice pursuant to Section 1.2((a))((i)) above, subject to the provisions of this Section 1.2((b)). If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to IMMERSION and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         1.3. Registration Rights of Employees, Etc. The IMMERSION may provide its employees, directors and advisors participation in IMMERSION initiated registrations with respect to their shares ("Additional Registrable Securities"); provided that inclusion of such shares does not diminish the number of shares included by IMMERSION in such registration. Moreover, in any such registration, stock held by Louis Rosenberg, Timothy Lacey or Bruce Schena (collectively the "Founders") and by employees shall be cut-back prior to any cut-back of the Registrable Securities or Additional Registrable Securities, notwithstanding any provision of Section 1.2.

         1.4. Lock-Up Provision. Upon receipt of a written request by IMMERSION or by its underwriters, the Holders agree not to sell, sell short, grant an option to buy, or otherwise dispose of their shares of Common Stock issued or issuable upon conversion of the Option or Warrant for one hundred eighty (180) days after the date of the effectiveness of the registration statement covering IMMERSION's securities, or any shorter period as may be agreed to by IMMERSION and any holder of five percent (5%) or more of the then outstanding Common Stock of IMMERSION including shares of Common Stock, issued or issuable upon exercise or conversion of outstanding shares of capital stock of IMMERSION or any security exercisable or convertible into such capital stock (the "Fully Diluted Common Stock").



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            1.5. Expenses of Registration. All expenses incurred in connection with any registration pursuant to this Section 1.5, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for IMMERSION and expenses of any special audits incidental to or required by such registration, shall be borne by IMMERSION except as follows:

                 (a) The IMMERSION shall not be required to pay fees or disbursements of legal counsel of the Holders.

                 (b) The IMMERSION shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities.

         All expenses of any registered offering not otherwise borne by IMMERSION shall be borne pro rata among the Holders participating in the offering (and IMMERSION, if it is selling securities in the offering) on the basis of the number of Registrable Shares.

            1.6. Registration Procedures. In the case of each registration effected by IMMERSION pursuant to this Agreement, IMMERSION will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. Except as otherwise provided in
Section 1.5, at its expense IMMERSION will furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

            1.7. Indemnification.

                 (a) To the extent permitted by law, IMMERSION will indemnify each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration has been effected pursuant to this Section 1.7, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder from and against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by IMMERSION of any rule or regulation promulgated under the Securities Act or any state securities law applicable to IMMERSION and relating to action or inaction required of IMMERSION in connection with any such registration and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of IMMERSION (which consent shall not be unreasonably withheld); and provided further, that IMMERSION will not be liable in any such case to the extent that any such claim, loss, damage or


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liability arises out of or is based on any untrue statement or omission based upon written information furnished to IMMERSION by an instrument duly executed by such Holder or underwriter specifically for use therein.

                 (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify IMMERSION, each of its directors and officers, each underwriter, if any, of IMMERSION's securities covered by such a registration statement, each person who controls IMMERSION within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse IMMERSION, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to IMMERSION by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder shall be liable under this Section 1.7 shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

                 (c) Each party entitled to indemnification under this Section
1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            1.8. Information by Holder. Holder or Holders of Registrable Securities included in any registration shall promptly furnish to IMMERSION such information regarding



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such Holder or Holders as IMMERSION may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

            1.9. Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, IMMERSION agrees at all times after ninety (90) days after the effective date of the first registration filed by IMMERSION for an offering of its securities to the general public to:

                 (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                 (b) Use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of IMMERSION under the Securities Act and the Exchange Act;

                 (c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by IMMERSION as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by IMMERSION for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of IMMERSION, and such other reports and documents so filed by IMMERSION as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

            1.10. Transfer of Registration Rights. The rights to cause IMMERSION to register Registrable Securities pursuant to this Agreement may be assigned to a transferee or assignee reasonably acceptable to IMMERSION in connection with any transfer or assignment of Registrable Securities provided that: such transfer may otherwise be effected in accordance with applicable securities laws, and such assignee or transferee acquires at least 500,000 shares of Registrable Securities (appropriately adjusted for stock splits, stock dividends, recapitalization or the like).

            1.11. Termination of Registration Rights. The registration rights contained in this Agreement shall terminate as to any Holder of Registrable Securities at the earlier of (i) three (3) years from the closing date of a Qualified IPO or (ii) as to each Holder, at such time as such Holder is eligible to sell all of such Holder's Registrable Securities then held in any three (3) month period under SEC Rule 144.

         2. Board Attendance.

            2.1. The Right. As long as Cybernet holds five percent (5%) of the Fully Diluted Common Stock (as defined in Section 1.4), Cybernet shall have the right to appoint a representative reasonably acceptable to IMMERSION to attend all Board meetings and meetings of committees thereof as an observer only and without any voting privileges (the



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"Representative"). The IMMERSION and Cybernet agree that Heidi Jacobus shall serve as the initial Representative of Cybernet. The IMMERSION shall provide the Representative copies of all notices and materials provided to the Board at the same time and in the same manner as provided to the Board.

            2.2. Confidential Information with respect to the Representative. The Representative shall maintain the confidentiality of all financial, confidential and proprietary information of IMMERSION obtained by the Representative as a result of these rights, and represent and agree that the information provided by IMMERSION pursuant to these rights shall not be used by Cybernet or its affiliates in any manner inconsistent with the fiduciary obligations of a director of IMMERSION and shall be kept confidential. In addition, all oral communications at, or regarding, the Board meetings and meetings of committees thereof between the Representatives and members of the Board of Directors shall be deemed Confidential Information.

            2.3. Right to Withhold Information. The IMMERSION reserves the right to withhold any information or to exclude the Representative from any meeting or portion thereof if delivery of such information or attendance by such Representative could, in the sole opinion of IMMERSION and its counsel, conflict with the Board of Directors' fiduciary obligations to IMMERSION's stockholders, adversely affect the attorney-client privilege between IMMERSION and its counsel or a third party, or pose a material conflict of interest for such Cybernet or its Representative. If information is withheld or the Representative is excluded from a meeting of the Board of Directors (or a committee thereof) pursuant to the preceding sentence, IMMERSION shall notify the Representative of the fact that information was withheld or attendance was excluded and shall provide the Representative with a general description of the reason for the exclusion.

            2.4. Assignment and Termination. The rights granted under this
Section 2 may not be assigned or otherwise conveyed by the Representative, Cybernet or by any subsequent transferee of any such rights without the prior written consent of IMMERSION. The rights granted under this Section 2 shall terminate immediately prior to the first to occur of (i) sale of stock of IMMERSION pursuant to a Qualified IPO or (ii) the closing of a Corporate Sale. Each of the following events shall be deemed to be a "Corporate Sale": (i) a consolidation or merger of IMMERSION with or into any other corporation or corporations (other than a wholly-owned subsidiary) in which the shareholders of IMMERSION immediately prior to such transaction hold fifty percent (50%) or less of the total voting power for the election of directors of the acquiring or surviving entity immediately following the transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the assets of IMMERSION or (iii) the consummation of any transaction or series of related transactions which results in IMMERSION's shareholders immediately prior to such transaction holding fifty percent (50%) or less of the voting power of the acquiring or surviving entity immediately following the transaction.



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         3. Miscellaneous.

            3.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into by and between California residents and to be wholly performed within the State of California.

            3.2. Adjustments for Stock Splits and Certain Other Changes. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of IMMERSION of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such stock by such subdivision, combination or stock dividend.

            3.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            3.4. Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

            3.5. Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by registered or certified mail (or by airmail, if notice shall be sent outside the United States), postage prepaid, addressed (i) if to IMMERSION, as set forth below IMMERSION's name on the signature page of this Agreement, and (ii) if to Cybernet, as set forth below Cybernet's name on the signature page of this Agreement, or at such other address as IMMERSION or Cybernet may designate by ten (10) days' advance written notice to Cybernet or IMMERSION, respectively. Any notice sent outside the United States shall also be telexed or telecopied.

            3.6. Amendment of Agreement. Except as otherwise provided in Section 1, any provision of this Agreement may be amended and the observance thereof may be waived, only by a written instrument signed by IMMERSION and by persons holding at a majority of the Registrable Securities as defined in Section 1 of this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each subsequent holder of all such Registrable Securities and IMMERSION.

            3.7. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants relating to such subject matter, except as specifically set forth herein.

            3.8. Severability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                     IMMERSION CORPORATION
                                     a California corporation


                                     By:     /s/  Louis Rosenberg
                                         -----------------------------------
                                         Louis Rosenberg, President

                                     Corporate Address:   2158 Paragon Drive
                                                          San Jose, CA 95131







 [Signature Page to the Cybernet Information and Registration Rights Agreement]


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                              IMMERSION CORPORATION
             CYBERNET INFORMATION AND REGISTRATION RIGHTS AGREEMENT

                           COUNTERPART SIGNATURE PAGE

                                  March 5, 1999





                                     "CYBERNET"

                                     CYBERNET SYSTEMS CORPORATION

                                       /s/ Charles Jacobus
                                     ---------------------------------------

                                     By:  Charles Jacobus
                                        ------------------------------------

                                     Name:  Charles Jacobus
                                          ----------------------------------

                                     Title:   President
                                           ---------------------------------